Exhibit 10.16

FIRST AMENDMENT TO

STOCK PURCHASE AGREEMENT

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT dated as of September 28, 2006 by and between Zila, Inc, a Delaware corporation (“Seller”) and NBTY, Inc., a Delaware corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, the above parties have entered into a Stock Purchase Agreement dated as of August 13, 2006 (“Stock Purchase Agreement”); and

WHEREAS, the Stock Purchase Agreement provides in Section 7.10 that it may be amended by the written agreement of the Buyer and Seller; and

WHEREAS, the undersigned parties wish to amend the Stock Purchase Agreement in the manner set forth below;

NOW, THEREFORE, the undersigned parties agree as follows:

1. The last sentence of paragraph 25 (c)(ii) of Exhibit B is hereby amended by deleting it in its entirety and replacing it with the following:

“The Seller will take all necessary steps and bear all related costs to affect a transfer, assignment and/or sublicense of the Patent Licenses to the Company.”.

2. Paragraph 25 of Exhibit B is hereby further amended by adding a new subsection to subsection (a) as follows:

“(vii) all domain names owned or controlled by the Company (the “Domain Names”).”.

3. Paragraph 25 of Exhibit B is hereby further amended by adding a new subsection as follows:

“(h)  Domain Names.

The Disclosure Letter contains a complete and accurate list of all Domain Names.”.

4. All references to the Stock Purchase Agreement in the Stock Purchase Agreement or in any documents delivered in connection therewith, shall be deemed to mean the Stock Purchase Agreement as amended hereby.

5. Except as modified by this First Amendment, the Stock Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment on the date first written above by their duly authorized officers.

ZILA, INC.

By:	/s/ GARY KLINEFELLER

Its:	Vice President

NBTY, INC.

By:	/s/ MICHAEL SLADE

Its:	Senior Vice President